Exhibit 99.2

CNX RESOURCES CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 14, 2017, CNX Gas Company LLC, ("CNX Gas"), an indirect wholly owned subsidiary of CNX Resources Corporation (NYSE: CNX) ("CNX"), entered into a Purchase Agreement (the “Purchase Agreement”) with NBL Midstream, LLC (“Noble”), pursuant to which CNX Gas acquired Noble’s 50% membership interest in CONE Gathering LLC (“CNX Gathering”), for a cash purchase price of $305 million and the mutual release of all outstanding claims (the “Acquisition”). CNX Gathering owns a 100% membership interest in CONE Midstream GP LLC (the “general partner”), which is the general partner of CONE Midstream Partners LP (NYSE: CNXM) (“CNXM” or the “Partnership”), which is a publicly traded master limited partnership formed in May 2014 by CNX and Noble. In conjunction with the Acquisition that was completed on January 3, 2018, the general partner, the Partnership and CONE Gathering LLC changed their names to CNX Midstream GP LLC, CNX Midstream Partners LP, and CNX Gathering LLC, respectively. The Acquisition has been accounted for as a business combination using the acquisition method of accounting under the provision of Accounting Standards Codification Topic 805, Business Combinations, or ASC 805.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2017 and unaudited pro forma condensed combined statement of income of CNX for the year ended December 31, 2017 gives effect to the Acquisition. The unaudited pro forma condensed combined financial statements have been prepared by management of CNX based upon the historical financial statements of CNX and CNX Gathering and the adjustments and assumptions in the accompanying notes to the unaudited pro forma condensed combined financial statements. The pro forma adjustments reflect the impact of the following:

•	The remeasurement of CNX’s previously held equity interest in CNX Gathering and CNXM;

•	The preliminary allocation of purchase price to the underlying assets assumed and liabilities acquired pursuant to the acquisition method of accounting;

•	The elimination of the CNX’s application of the equity method of accounting, as the Acquisition results in CNX obtaining a controlling interest in CNX Gathering and CNXM;

•	The elimination of historical transactions between CNX, CNX Gathering and CNXM that would be treated as intercompany transactions after the Acquisition;

•	The adjustment to depreciation expense resulting from the preliminary estimate of the step up in the value of property, plant and equipment acquired in the Acquisition to fair value;

•	The amortization of the intangible assets identified as part of the Acquisition;

•	Removal of one-time transaction related costs directly attributable to the Acquisition; and

•	Estimated tax impact of pro forma adjustments.

The unaudited pro forma condensed combined balance sheet as of December 31, 2017 and the unaudited pro forma condensed combined statement of income for the year ended December 31, 2017 have been prepared to reflect the Acquisition as if it had occurred on December 31, 2017 for the unaudited pro forma condensed combined balance sheet and January 1, 2017 for the unaudited pro forma condensed combined statement of income.

The unaudited pro forma condensed combined financial statements may not be indicative of the results that actually would have occurred if the Acquisition had occurred on the dates indicated or that may be obtained in the future. Management believes that the assumptions provide a reasonable basis for presenting the significant effects of the Acquisition and are (i) factually supportable, (ii) directly attributable to the Acquisition and (iii) with respect to the statement of income, expected to have a continuing impact on CNX. The unaudited pro forma condensed combined financial statements are presented for informational purposes only and do not purport to represent what our results of operations would have been had the transactions to which the pro forma adjustments relate occurred on the dates indicated and they do not purport to project our financial condition or results of operations for any future period. The unaudited pro forma condensed combined statement of income does not reflect the following amounts that are not expected to have a continuing impact on the consolidated results of operations: (i) transaction costs associated with the Acquisition; and (ii) gain on remeasuring the previously held equity interest in CNX Gathering and CNXM to fair value .

The unaudited pro forma condensed combined financial statements should be read in conjunction with the audited consolidated financial statements of CNX included in its Annual Report on Form 10-K for the year ended December 31, 2017 and accompanying notes which are available on the United States Securities and Exchange Commission's website at www.sec.gov and CNX's website at www.cnx.com.

Exhibit 99.2

The unaudited pro forma condensed combined financial statements contained in this Form 8-K/A are presented for informational purposes only, contain a variety of adjustments, assumptions and preliminary estimates and are subject to numerous other uncertainties. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this Form 8-K/A. For purposes of the unaudited pro forma condensed combined financial information, the Acquisition consideration has been preliminarily allocated to the assets acquired and liabilities assumed based on information presently available to CNX to estimate fair values. The actual amounts as of January 3, 2018, the closing date of the Acquisition, may differ materially from the information presented in the accompanying unaudited pro forma condensed combined financial information.

Exhibit 99.2

CNX RESOURCES CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2017
(Dollars in thousands, except per share data)

	Historical
	CNX Resources	CNX Gathering	Intercompany Eliminations (c)	Pro Forma Adjustments		Pro Forma
Revenue and Other Operating Income:
Natural Gas, NGLs and Oil Sales	$1,125,224	$—	$—	$—		$1,125,224
Gain on Commodity Derivative Instruments	206,930	—	—	—		206,930
Midstream Revenue	—	235,269	(130,068)	—		105,201
Purchased Gas Sales	53,795	—	—	—		53,795
Other Operating Income	69,182	—	—	(48,346)	(e)	20,836
Total Revenue and Other Operating Income	1,455,131	235,269	(130,068)	(48,346)		1,511,986
Costs and Expenses:
Operating Expense
Lease Operating Expense	88,932	—	—	—		88,932
Transportation, Gathering and Compression	382,865	53,077	(130,068)	—		305,874
Production, Ad Valorem, and Other Fees	29,267		—	—		29,267
Depreciation, Depletion and Amortization	412,036	23,835	—	7,983	(h)	443,854
Exploration and Production Related Other Costs	48,074	—	—	—		48,074
Purchased Gas Costs	52,597	—	—	—		52,597
Impairment of Exploration and Production Properties	137,865	—	—	—		137,865
Selling, General and Administrative Costs	93,211	17,541	—	—		110,752
Other Operating Expense	112,369	—	—	—		112,369
Total Operating Expense	1,357,216	94,453	(130,068)	7,983		1,329,584
Other (Income) Expense
Other Expense	3,825	—	—	(819)	(g)	3,006
(Gain) Loss on Sale of Assets	(188,063)	3,914	—	—		(184,149)
Loss on Debt Extinguishment	2,129	—	—	—		2,129
Interest Expense	161,443	4,560	—	—		166,003
Total Other (Income) Expense	(20,666)	8,474	—	(819)		(13,011)
Total Costs and Expenses	1,336,550	102,927	(130,068)	7,164		1,316,573
Income (Loss) from Continuing Operations Before Income Tax	118,581	132,342	—	(55,510)		195,413
Income Tax Benefit	(176,458)	—	—	700	(d)	(175,758)
Income from Continuing Operations	295,039	132,342	—	(56,210)		371,171
Less: Net Income Attributable to Noncontrolling Interests	—	109,379	(35,128)	—		74,251
Net Income Attributable to CNX Resources Shareholders	$295,039	$22,963	$35,128	$(56,210)		$296,920

Earnings Per Share
Basic	$1.29					$1.30
Dilutive	$1.28					$1.29

Dividends Declared Per Share	$—					$—

Exhibit 99.2

CNX RESOURCES CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2017
(Dollars in thousands, except per share data)

	Historical
	CNX Resources	CNX Gathering (a)	Intercompany Eliminations (c)	Pro Forma Adjustments		Pro Forma
ASSETS
Current Assets:
Cash and Cash Equivalents	$509,167	$8,348	$—	$(307,620)	(a)	$209,895
Accounts and Notes Receivable:
Trade	156,817	12,909	(12,909)	—		156,817
Other Receivables	48,908	8,290	(2,376)	—		54,822
Supplies Inventories	10,742	—	—	—		10,742
Recoverable Income Taxes	31,523	—	—	—		31,523
Prepaid Expenses	95,347	2,006	—	—		97,353
Other Current Assets	—	163	—	—		163
Total Current Assets	852,504	31,716	(15,285)	(307,620)		561,315
Property, Plant and Equipment:
Property, Plant and Equipment	9,316,495	1,021,653	—	42,766	(a)	10,380,914
Less—Accumulated Depreciation, Depletion and Amortization	3,526,742	76,694	—	—		3,603,436
Total Property, Plant and Equipment—Net	5,789,753	944,959	—	42,766		6,777,478
Other Assets:
Investment in Affiliates	197,921	—	—	(175,371)	(e)	22,550
Other	91,735	593	—	—		92,328
Goodwill	—	—	—	829,498	(a)(i)	829,498
Intangible Assets	—	—	—	119,000	(a)(j)	119,000
Total Other Assets	289,656	593	—	773,127		1,063,376
TOTAL ASSETS	$6,931,913	$977,268	$(15,285)	$508,273		$8,402,169

Exhibit 99.2

CNX RESOURCES CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2017
(Dollars in thousands, except per share data)

	Historical
	CNX Resources	CNX Gathering (a)	Intercompany Eliminations (c)	Pro Forma Adjustments		Pro Forma
LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$211,161	$26,059	$(15,285)	$—		$221,935
Current Portion of Long-Term Debt	7,111	—	—	—		7,111
Other Accrued Liabilities	223,407	—	—	—		223,407
Total Current Liabilities	441,679	26,059	(15,285)	—		452,453
Long-Term Debt:
Long-Term Debt	2,187,026	—	—	—		2,187,026
Capital Lease Obligations	20,347	—	—	—		20,347
CNXM Revolving Credit Facility	—	149,500	—	—		149,500
Total Long-Term Debt	2,207,373	149,500	—	—		2,356,873
Deferred Credits and Other Liabilities:
Deferred Income Taxes	44,373	—	—	160,419	(k)	204,792
Asset Retirement Obligations	198,768	—	—	—		198,768
Salary Retirement	34,748	—	—	—		34,748
Other	105,073	—	—	—		105,073
Total Deferred Credits and Other Liabilities	382,962	—	—	160,419		543,381
TOTAL LIABILITIES	3,032,014	175,559	(15,285)	160,419		3,352,707
Stockholders’ Equity:
Common Stock, $0.01 Par Value; 500,000,000 Shares Authorized, 223,743,322 Issued and Outstanding at December 31, 2017; 229,443,008 Issued and Outstanding at December 31, 2016	2,241	—	—	—		2,241
Capital in Excess of Par Value	2,450,323	—	—	—		2,450,323
Members Equity	—	297,993	—	(297,993)	(e)	—
Preferred Stock, 15,000,000 Shares Authorized, None Issued and Outstanding	—	—	—	—		—
Retained Earnings	1,455,811	—	—	591,405	(b)	1,886,797
	—	—	—	(160,419)	(k)	—
Accumulated Other Comprehensive Loss	(8,476)	—	—	—		(8,476)
Total CNX Resources Corporation Stockholders’ Equity	3,899,899	297,993	—	132,993		4,330,885
Noncontrolling Interest	—	503,716	—	214,861	(f)	718,577
TOTAL EQUITY	3,899,899	801,709	—	347,854		5,049,462
TOTAL LIABILITIES AND EQUITY	$6,931,913	$977,268	$(15,285)	$508,273		$8,402,169

Exhibit 99.2

CNX RESOURCES CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
DECEMBER 31, 2017
(Dollars in thousands)

1. Description of Acquisition

On January 3, 2018, CNX completed the Acquisition. CNX Gathering holds all of the interests in CNX Midstream GP, LLC, which holds the general partner interest and incentive distribution rights in CNXM. As a result of this transaction, CNX owns and controls 100% of CNX Gathering, making CNXM a single-sponsor master limited partnership.

Prior to the Acquisition, CNX accounted for its interests in CNX Gathering and CNXM as an equity-method investment. The Acquisition has been accounted for as a business combination using the acquisition method of accounting under the provisions of ASC 805 and applying the pro forma assumptions and adjustments described in the accompanying notes. The acquisition method of accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measure. Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of providing pro forma financial statements, and are subject to revision based on a final determination of fair value as of the date of acquisition. Differences between these preliminary estimates and the final acquisition accounting may have a material impact on the accompanying pro forma financial statements and the combined company's future results of operations and financial position. The preliminary acquisition date fair value of the previously held equity interest was $766,776 and is included in the measurement of the consideration transferred. CNX recognized a gain of $591,405 as a result of remeasuring its previously held equity interest in CNX Gathering and CNXM before consummation of the Acquisition.

2.	Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of December 31, 2017 and unaudited pro forma condensed combined statement of income for the year ended December 31, 2017 are derived from and should be read in conjunction with CNX Resources Corporation's (CNX) audited consolidated financial statements in our Annual Report on Form 10-K for the period ended December 31, 2017 and accompanying notes which are available on the United States Security Exchange Commission's website at www.sec.gov and CNX's website at www.cnx.com.

The accompanying unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X. In accordance with rule 11-02(b)(5) of Regulation S-X amounts related to discontinued operations have been excluded from the accompanying unaudited pro forma condensed combined statements of income for the years ended December 31, 2017.

The accompanying unaudited pro forma condensed combined statement of income for the year ended December 31, 2017 assumes the Acquisition occurred on January 1, 2017. The accompanying unaudited pro forma condensed combined balance sheet as of December 31, 2017, assumes the Acquisition occurred on December 31, 2017. All transactions between CNX and CNX Gathering and CNXM have been eliminated. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the Acquistion and, with respect to the statement of income only, are expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial statements do not include any impact of the agreement that closed March 16, 2018 whereby CNX sold its 95% interest in the Shirley-Pennsboro gathering system to CNXM for total cash consideration of $265,000. Nor does it take into account the $400,000 aggregate principal amount of 6.5% senior notes due 2026 that were issued by CNXM to finance the Shirley-Pennsboro transaction.

The pro forma statement of income does not reflect any expected costs savings, operating efficiencies or other synergies that may result from the Acquisition.

3.	Pro forma Adjustments and Assumptions

The adjustments are based on currently available information for certain estimates and assumptions and, therefore, the actual effects of these transactions may differ from the pro forma adjustments. A general description of these transactions and adjustments is provided as follows:

Exhibit 99.2

(a) Reflects the estimated fair value of consideration transferred. The total estimated consideration transferred in the Acquisition is comprised of the following (in thousands):

Cash consideration	$305,000
CNX Gathering cash on hand at January 3, 2018 distributed to Noble	2,620
Fair value of previously held equity interest	766,776
Total estimated fair value of consideration transferred	$1,074,396

The following is a summary of the preliminary estimated fair values of the net assets acquired as if the Acquisition had occurred on December 31, 2017:

Fair value of asset acquired:
Cash and cash equivalents	$8,348
Accounts and notes receivable	21,199
Prepaid expense	2,006
Other Current Assets	163
Property, plant and equipment, net	987,725
Intangible assets	119,000
Other	593
Total assets acquired	1,139,034

Fair value of liabilities assumed:
Accounts payable	26,059
CNXM revolving credit facility	149,500
Total liabilities assumed	175,559

Total identifiable net assets	963,475
Fair value of noncontrolling interest in CNXM	(718,577)
Goodwill	829,498
Net assets acquired	$1,074,396

The fair value assigned to the noncontrolling interest in CNXM represents 41.9 million limited partner units at $17.15 per unit on January 3, 2018 (the date the Acquisition closed).

Goodwill is considered an indefinite lived asset.

A 1% increase or decrease in the fair value of the previously held equity interest in CNX Gathering and CNXM would result in approximately $8,000 increase or decrease in both the goodwill recognized and the gain from remeasuring the previously held equity.

(b) Under ASC 805, a step acquisition in which control of a business is obtained over time is accounted for as a business combination. The accounting guidance also requires that previously held equity interests be remeasured at fair value and any difference between the fair value and the carrying value of the equity interest held be recognized as a gain or loss on the statement of income. The fair value assigned to the previously held equity interest in CNX Gathering and CNXM for purposes of calculating the gain or loss was determined using the income approach, based on a discounted cash flow methodology. The resulting gain on remeasurement to fair value of the previously held equity interest in the CNX Gathering and CNXM of $591,405 has been included as an adjustment to retained earnings in the unaudited pro forma condensed combined balance sheet, but excluded from the unaudited pro forma condensed combined statement of income.

Exhibit 99.2

(in thousands)
Gain on remeasurement to fair value of the previously held equity interest in CNX Gathering and CNXM is computed as follows:
Fair value of previously held equity interest	$766,776
Less: Carrying value of the previously held equity interest	175,371
Gain on previously held equity investment	$591,405

(c) Reflects the elimination of transactions between CNX Gathering and CNX from the historical financial statements, that would be treated as intercompany transactions after the Acquisition.

(d) Reflects incremental tax expense for the net pro forma adjustments to earnings before income taxes for the year ended December 31, 2017, based on an estimated statutory rate of 27.14%. We expect our effective rate in future years, however, to vary from these estimated statutory rates.

(e) Reflects the removal of the following: (i) CNX's investment in affiliate balance and earnings from affiliates related to CNX Gathering and CNXM; and (ii) CNX Gathering's members' equity. Prior to the acquisition date, CNX accounted for its interest in CNX Gathering and CNXM as an equity-method investment.

(f) Represents the noncontrolling interest for the approximately 64.57% of CNXM's outstanding limited partner common units not owned by CNX. The noncontrolling interest was valued at $718,577 based on the fair value of CNXM's limited partner common units on January 3, 2018 (the date the Acquisition closed).

(g) Reflects the reversal of non-recurring professional fees associated with the Acquisition that are included in the historical results of CNX.

(h) Reflects the adjustment to depreciation, depletion and amortization as a result of the change in the basis of property, plant and equipment to their preliminary estimate of fair value in connection with the Acquisition. Property, plant and equipment is being depreciated over useful lives ranging from 10 to 40 years.

(i) Reflects the goodwill resulting from the Acquisition, calculated as follows (in thousands):

Cash consideration	$305,000
CNX Gathering cash on hand at January 3, 2018 distributed to Noble	2,620
Fair value of previously held equity interest	766,776
Total estimated fair value of consideration transferred	1,074,396

Less: Fair value of assets acquired and liabilities assumed, net	(844,475)
Less: Recognition of identifiable intangible assets acquired	(119,000)
Fair value of noncontrolling interest of CNXM	718,577
Total estimated goodwill	$829,498

(j) As part of the preliminary purchase price allocation, CNX identified an intangible asset associated with customer relationships, which will be amortized on a straight-line basis over its preliminary estimated useful life of 17 years. The estimate of fair value is preliminary and will not be final until the completion of certain valuations and studies.

(k) Deferred income taxes were adjusted to account for the fair value adjustments associated with the Acquisition. The analysis of the deferred income taxes was performed using the CNX's blended local statutory rate of 27.14%.